Exhibit 99.2

HARBINGER GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Amounts in millions, except per share amounts)

Harbinger Group Inc. (“HGI” or the “Company”) plans to issue $150.0 aggregate principal amount 7.875% of Senior Secured Notes due 2019 (“New Notes”).

On February 14, 2013, HGI Energy Holdings, LLC (“HGI Energy”), a Delaware limited liability company and a wholly-owned subsidiary of HGI completed a joint venture with EXCO Resources, Inc. (“EXCO”) to create a private oil and gas limited partnership (the “Partnership”) which purchased and will operate EXCO’s producing U.S. conventional oil and gas assets located in West Texas, including and above the Canyon Sand formation, as well as in the Danville, Waskom, Holly and Vernon fields in East Texas and North Louisiana, including and above the Cotton Valley (the “Contributed Properties”). In addition, on March 5, 2013, the Partnership acquired conventional oil and natural gas assets from an affiliate of BG Group plc (“BG Acquisition”). As a result of the BG Acquisition, the Partnership acquired certain conventional oil and gas assets in the Danville, Waskom and Holly fields in East Texas and North Louisiana, including and above the Cotton Valley formation, from an affiliate of BG Group plc. These properties represent an incremental working interest in certain properties already purchased by the Partnership from EXCO. For the purposes of these unaudited pro forma condensed combined financial statements, the Partnership with EXCO will be referred to as the “Joint Venture.” Unless as indicated otherwise, words defined in this section have the meaning ascribed to them solely for purposes of this section.

The Company, through its majority-owned subsidiary, Spectrum Brands Holdings, Inc. (collectively with its consolidated subsidiaries, “Spectrum Brands”), has also acquired the residential hardware and home improvement business (“the HHI Group”) from Stanley Black & Decker, Inc. (“Stanley Black & Decker”), which includes (i) the equity interests of certain subsidiaries of Stanley Black & Decker engaged in the business and (ii) certain assets of Stanley Black & Decker used or held for use in connection with the business (the “HHI Group Acquisition”). The HHI Group has a broad portfolio of recognized brands names, including Kwikset, Weiser, Baldwin, National Hardware, Stanley, FANAL and Pfister, as well as patented technologies such as Smartkey, a rekeyable lockset technology, and Smart Code Home Connect. A portion of the HHI Group Acquisition closed on December 17, 2012 (the “First Closing”) and a second portion closed on April 8, 2013, consisting of the purchase of certain assets of Tong Lung Metal Industry Co. Ltd., a Taiwan Corporation (“TLM Taiwan”), which is involved in the production of residential locksets (the “Second Closing”).

In connection with the HHI Group Acquisition, Spectrum Brands issued $520.0 aggregate principal amount of 6.375% Senior Notes due 2020 (the “6.375% Notes”) and $570.0 aggregate principal amount of 6.625% Senior Notes due 2022 (the “6.625% Notes”). Spectrum Brands financed the remaining portion of the HHI Group Acquisition with a new $800.0 term loan facility, of which $100.0 is stated in Canadian dollar equivalents (the “Term Loan”). A portion of the Term Loan proceeds was also used to refinance the former term loan facility, maturing June 17, 2016, which had an aggregate amount outstanding of $370.2 prior to refinancing.

In December 2012, the Company issued $700.0 aggregate principal amount 7.875% Senior Secured Notes due 2019 (the “7.875% Notes”) and used part of the proceeds of the offering to accept for purchase $500.0 aggregate principal amount of its 10.625% Senior Secured Notes due 2015 (the “10.625% Notes”) pursuant to a tender offer and redemption of the 10.625% Notes.

In March 2013, Fidelity & Guaranty Life Holdings, Inc. (“F&G”), a wholly-owned subsidiary of the Company, issued $300.0 of 6.375% Senior Notes due 2021 (the “Insurance Notes”).

The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the HHI Group Acquisition by Spectrum Brands and the oil and gas assets acquired by the Joint Venture were accounted for as business combinations using the acquisition method of accounting. Accordingly, the consideration transferred and the assets acquired and liabilities assumed have been measured at their respective fair values with any excess of the consideration transferred over the fair value of the net assets acquired reflected as goodwill. The unaudited pro forma condensed combined financial statements presented assumes that the HHI Group is a wholly-owned subsidiary of Spectrum Brands. In addition, the Joint Venture is accounted for by HGI using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control the joint venture for consolidation purposes under GAAP. Accordingly, HGI has reflected 74.5% of the Joint Venture’s assets, liabilities, revenues and expenses in its financial statements, which is equal to its economic interest in the Joint Venture.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2013 is presented on a basis to reflect (i) the Second Closing of the HHI Group Acquisition, and (ii) the issuance of the New Notes. The (i) First Closing of the HHI Group Acquisition and related financing, (ii) the refinancing of the 10.625% Notes with the 7.875% Notes, (iii) the Joint Venture and (iv) the Insurance Notes are reflected in HGI’s historical unaudited condensed consolidated balance sheet as of March 31, 2013.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2012 is presented on a basis to reflect (i) the HHI Group Acquisition and related financing, (ii) the Joint Venture, (iii) the refinancing of the 10.625% Notes with the 7.875% Notes, (iv) the issuance of the Insurance Notes and (v) the issuance of the New Notes.

The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2013 is presented to reflect (i) the full-period effect of the HHI Group Acquisition and related financing, (ii) the full-period effect of the Joint Venture, (iii) the full-period effect of the refinancing of the 10.625% Notes with the 7.875% Notes, (iv) the full-period effect of the issuance of the Insurance Notes and (v) the issuance of the New Notes.

Because of periods which are shorter than a full twelve months, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2012 combines the historical consolidated statement of operations of HGI for the year then ended with the historical results of operations of the HHI Group for the twelve months ended September 29, 2012. See Note 1, Conforming Interim Periods, to the unaudited pro forma condensed combined financial statements for additional information.

EXCO has a fiscal year end of December 31. As consolidation of a parent and subsidiaries with year-end differences not exceeding 93 days is permissible, the results of operations for the fiscal year ended December 31, 2012 have been included in our unaudited pro forma condensed combined statement of operations for the year ended September 30, 2012.

The unaudited pro forma condensed combined financial statements and the notes thereto were based on and should be read in conjunction with:

•	HGI’s historical audited consolidated financial statements and notes thereto for the fiscal year ended September 30, 2012;

•	HGI’s historical unaudited condensed consolidated financial statements and notes thereto for the six months ended March 31, 2013;

•	HHI Group’s historical audited combined financial statements and notes thereto for the nine months ended September 29, 2012; and

•

The audited statements of revenues and direct operating expenses and related notes thereto, for EXCO Resources, Inc. Certain Conventional Oil and Natural Gas Properties for the fiscal year ended December 31, 2012.

The process of valuing the HHI Group and the Joint Venture’s tangible and intangible assets acquired and liabilities assumed, as well as evaluating accounting policies for conformity, is still in the preliminary stages. The preliminary fair values of net tangible and intangible assets acquired and liabilities assumed in connection with the purchases of the HHI Group and the Joint Venture have been recognized in the historical results based upon their preliminary values at March 31, 2013. The preliminary fair values were based upon a preliminary valuation and the estimates and assumptions used in such valuation are subject to change, which could be significant, within the measurement period (up to one year from the acquisition date). A final determination of the fair values of the assets acquired and liabilities assumed will include management’s consideration of a final valuation. HGI currently expects that the process of determining fair value of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of the acquisition date. Material revisions to HGI’s preliminary estimates could be necessary as more information becomes available through the completion of this final determination. The final amounts may be materially different from the information presented in these unaudited pro forma condensed combined financial statements due to a number of factors, including changes in market conditions and financial results which may impact cash flow projections used in the valuation and the identification of additional conditions that existed as of the date of the acquisition.

HGI’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the HHI Group Acquisition and related financing, the Joint Venture, the refinancing of the 10.625% Notes with the 7.875% Notes, the issuance of the Insurance Notes and the issuance of the New Notes, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on HGI’s results. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructuring, or the costs and related liabilities that would be incurred to achieve such revenue enhancements and cost savings, which could result from the transactions.

The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the HHI Group Acquisition and the related financing; the Joint Venture; the refinancing of the 10.625% Notes with the 7.875% Notes; the issuance of the Insurance Notes; and the issuance of the New Notes. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or our consolidated financial position would have been had the transactions described above, and other identified events occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

Harbinger Group Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2013

(Amounts in millions)

	Historical Harbinger Group Inc.	Pro Forma Adjustments
		HHI	Notes		New Notes	Notes		Pro Forma Combined
ASSETS
Investments:
Fixed maturities	$16,183.5	$—			$—			$16,183.5
Equity securities	313.4	—			—			313.4
Derivatives	262.6	—			—			262.6
Asset-backed loans	241.6	—			—			241.6
Other invested assets	32.4	—			—			32.4

Total investments	17,033.5	—			—			17,033.5
Cash and cash equivalents	1,475.0	(75.5)	4	(a)	147.1	8	(c)	1,546.6
Receivables, net	593.4	—			—			593.4
Inventories, net	705.4	5.0	4	(b)	—			710.4
Accrued investment income	169.5	—			—			169.5
Reinsurance recoverable	2,330.4	—			—			2,330.4
Deferred tax assets	167.7	—			—			167.7
Properties, including oil and gas natural properties, net	965.6	40.9	4	(b)	—			1,006.5
Goodwill	1,434.0	41.3	4	(b)	—			1,475.3
Intangibles, including DAC and VOBA, net	2,467.5	13.2	4	(b)	—			2,480.7
Other assets	374.7	34.2	4	(b)	2.9	8	(d)	411.8

Total assets	$27,716.7	$59.1			$150.0			$27,925.8

LIABILITIES AND EQUITY
Insurance reserves:
Contractholder funds	$15,409.9	$—			$—			$15,409.9
Future policy benefits	3,569.1	—			—			3,569.1
Liability for policy and contract claims	68.4	—			—			68.4
Fund withheld from reinsurers	40.4	—			—			40.4

Total insurance reserves	19,087.8	—			—			19,087.8
Debt	4,596.7	—			150.0	8	(e)	4,746.7
Accounts payable and other current liabilities	795.5	(2.6)	4	(b)	—			792.9
Equity conversion feature of preferred stock	202.7	—			—			202.7
Employee benefit obligations	104.5	—			—			104.5
Deferred tax liabilities	515.2	—			—			515.2
Other liabilities	488.9	61.0	4	(b)	—			549.9

Total liabilities	25,791.3	58.4			150.0			25,999.7

Commitments and contingencies

Temporary equity:
Redeemable preferred stock	326.8	—			—			326.8

Harbinger Group Inc. stockholders’ equity:
Common stock	1.4	—			—			1.4
Additional paid-in capital	859.5	—			—			859.5
Accumulated deficit	(81.9)	—			—			(81.9)
Accumulated other comprehensive income	392.9	—			—			392.9

Total Harbinger Group Inc. stockholders’ equity	1,171.9	—			—			1,171.9

Noncontrolling interest	426.7	0.7	4	(b)	—			427.4

Total permanent equity	1,598.6	0.7			—			1,599.3

Total liabilities and equity	$27,716.7	$59.1			$150.0			$27,925.8

See accompanying notes to unaudited pro forma condensed combined financial statements.

Harbinger Group Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For The Year Ended September 30, 2012

(Amounts in millions, except per share amounts)

	Historical			Pro Forma Adjustments
	Year Ended		Twelve Months Ended September 29, 2012 HHI(1)	HHI Pro Forma & Historical Adjustments		Joint Venture Pro Forma		Insurance Notes, 7.875% Notes and New Notes		Pro Forma Combined
	September 30, 2012	December 31, 2012
	Harbinger Group, Inc.	Joint Venture (74.5%)			Notes		Notes		Notes
Condensed Consolidated Statements of Operations

Revenues:
Net consumer product sales	$3,252.4	$—	997.1	$22.6	5(a)	$—		$—		$4,272.1
Oil and natural gas	—	141.6	—	—		—		—		141.6
Insurance premiums	55.3	—	—	—		—		—		55.3
Net investment income	722.7	—	—	—		—		—		722.7
Net investment gains	410.0	—	—	—		—		—		410.0
Insurance and investment product fees and other	40.3	—	—	—		—		—		40.3

Total revenues	4,480.7	141.6	997.1	22.6		—		—		5,642.0

Operating costs and expenses:
Consumer products cost of goods sold	2,136.8	—	684.0	(14.8)	5(a)	—		—		2,806.0
Oil and natural gas direct operating costs	—	75.0	—	—		—		—		75.0
Benefits and other changes in policy reserves	777.4	—	—	—		—		—		777.4
Selling, acquisition, operating and general expenses	932.6	—	214.5	9.1	5(a,c,d,e)	7.8	6(a,d)	—		1,164.0
Depreciation, depletion, and amortization of oil and natural gas assets	—	—	—	—		57.0	6(b)	—		57.0
Amortization of intangibles	224.4	—	—	—		—		—		224.4
Accretion of discount on asset retirement obligations	—	—	—	—		1.8	6(c)	—		1.8

Total operating costs and expenses	4,071.2	75.0	898.5	(5.7)		66.6		—		5,105.6

Operating income	409.5	66.6	98.6	28.3		(66.6)		—		536.4
Interest expense	(251.0)	—	(34.7)	(51.0)	5(a,f)	(8.3)	6(e)	(35.7)	8(f), 9(b)	(380.7)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(156.6)	—	—	—		—		—		(156.6)
Gain on contingent purchase price reduction	41.0	—	—	—		—		—		41.0
Other (expense) income, net	(17.5)	—	1.0	—		—		—		(16.5)

Income from continuing operations before income taxes	25.4	66.6	64.9	(22.7)		(74.9)		(35.7)		23.6
Income tax (benefit) expense	(85.3)	—	16.5	27.2	5(a,g)	—	6(f)	—	8(g), 9(c)	(41.6)

Net income	110.7	66.6	48.4	(49.9)		(74.9)		(35.7)		65.2
Less: Net income attributable to noncontrolling interest	21.2	—	0.6	0.4	5(h)	—		—		22.2

Net income attributable to controlling interest	89.5	66.6	47.8	(50.3)		(74.9)		(35.7)		43.0
Less: Preferred stock dividends and accretion	59.6	—	—	—		—		—		59.6

Net income (loss) attributable to common and participating preferred stockholders	$29.9	$66.6	47.8	$(50.3)		$(74.9)		$(35.7)		$(16.6)

Net income from per common share attributable to controlling interest:
Basic	$0.15									$(0.12)
Diluted	$0.15									$(0.12)
Weighted-average common shares
Basic	139.4									139.4
Diluted	139.8									139.4

See accompanying notes to unaudited pro forma condensed combined financial statements.

Harbinger Group Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For The Six Months Ended March 31, 2013

(Amounts in millions, except per share amounts)

	Historical	Pro Forma Adjustments
	Six Months Ended March 31, 2013 Harbinger Group Inc.	Joint Venture (74.5%)	Notes	HHI	Notes	Insurance Notes, 7.875% Notes and New Notes	Notes	Pro Forma Combined
Revenues:
Net consumer product sales	$1,858.0	$—		$222.0	5(i)	$—		$2,080.0
Oil and natural gas	16.7	53.7	6(g)	—		—		70.4
Insurance premiums	27.9	—		—		—		27.9
Net investment income	350.1	—		—		—		350.1
Net investment gains	353.2	—		—		—		353.2
Insurance and investment product fees and other	28.3	—		—		—		28.3

Total revenues	2,634.2	53.7		222.0		—		2,909.9

Operating costs and expenses:
Consumer products cost of goods sold	1,247.0	—		123.0	5(b,i)	—		1,370.0
Oil and natural gas direct operating costs	8.8	27.0	6(g)	—		—		35.8
Benefits and other changes in policy reserves	324.5	—		—		—		324.5
Selling, acquisition, operating and general expenses	568.9	(5.9)	6(a,d)	22.5	5(c,d,e,i)	—		585.5
Depreciation, depletion, and amortization of oil and natural gas assets	—	19.8	6(b)	—		—		19.8
Amortization of intangibles	135.6	—		—		—		135.6
Accretion of discount on asset retirement obligations	—	0.6	6(c)	—		—		0.6

Total operating costs and expenses	2,284.8	41.5		145.5		—		2,471.8

Operating income	349.4	12.2		76.5		—		438.1
Interest expense	(218.8)	(3.2)	6(e)	17.8	5(f)	41.3	8(a,f),9(b)	(162.9)
Gain from the change in the fair value of the equity conversion feature of preferred stock	29.3	—		—		—		29.3
Other expense, net	(11.9)	—		0.4	5(i)	—		(11.5)

Income from continuing operations before income taxes	148.0	9.0		94.7		41.3		293.0
Income tax expense	130.4	—	6(f)	8.7	5(g,i)	—	8(g),9(c)	139.1

Net income	17.6	9.0		86.0		41.3		153.9
Less: Net (loss) income attributable to noncontrolling interest	(23.2)	—		36.6	5(h)	—		13.4

Net income attributable to controlling interest	40.8	9.0		49.4		41.3		140.5
Less: Preferred stock dividends and accretion	24.3	—		—		—		24.3

Net income attributable to common and participating preferred stockholders	$16.5	$9.0		$49.4		$41.3		$116.2

Net income per common share attributable to controlling interest:
Basic	$0.08							$0.57
Diluted	$0.06							$0.54
Weighted-average common shares
Basic	139.6							139.6
Diluted	204.9							204.9

See accompanying notes to unaudited pro forma condensed combined financial statements.

HARBINGER GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(Amounts in millions, except per share amounts)

(1)    CONFORMING INTERIM PERIODS

HHI

HGI’s fiscal year end is September 30 while the HHI Group’s fiscal year has historically ended on the last Saturday in December. The latest available annual period for HGI was the year ended September 30, 2012 while the HHI Group’s latest available period was for the nine month period ended September 29, 2012. In order for the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2012 to include twelve months of results for the HHI Group, we have derived the results of operations of the HHI Group for the twelve months ended September 29, 2012 by combining the historical audited consolidated statement of operations for the nine months ended September 29, 2012 and the historical unaudited consolidated statement of operations for the three months ended December 31, 2011, as follows:

	(a)	(b)	(c) = (a) + (b)
	9 months ended	3 months ended	12 months ended
	September 29, 2012	December 31, 2011	September 29, 2012
	(Audited)	(Unaudited)
Revenues:
Net consumer product sales	$762.0	$235.1	$997.1
Operating costs and expenses:
Consumer products cost of goods sold	514.4	169.6	684.0
Selling, acquisition, operating and general expenses	162.6	51.9	214.5

Total operating costs and expenses	677.0	221.5	898.5

Operating income	85.0	13.6	98.6
Interest expense	(25.0)	(9.7)	(34.7)
Other income, net	0.7	0.3	1.0

Income from continuing operations before income taxes	60.7	4.2	64.9
Income tax expense (benefit)	18.7	(2.2)	16.5

Net Income	42.0	6.4	48.4

Less: Net income attributable to noncontrolling interest	0.6	—	0.6

Net income attributable to controlling interest	$41.4	$6.4	$47.8

(2)    BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of HGI, the HHI Group and the statement of revenues and direct expenses for the Joint Venture. The HHI Group Acquisition is accounted for using the acquisition method of accounting. The Joint Venture has been accounted for using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control the Joint Venture for consolidation purposes under GAAP. Accordingly HGI has reflected 74.5% of the Joint Venture’s assets, liabilities, revenues and expenses in its financial statements which is equal to its economic interest in the Joint Venture.

Since separate historical financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, have never been prepared for the Joint Venture, certain indirect expenses, as further described in Note 10, Excluded Costs, were not allocated to the Joint Venture and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and would not be indicative of the performance of the properties on a stand-alone basis. Accordingly, the statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, and partners’ equity of the Joint Venture and are not indicative of the results of operations for the Joint Venture’s properties going forward.

(3)    SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies between HGI and the HHI Group as well as the Joint Venture. HGI is in the process of reviewing the accounting policies of the HHI Group and the Joint Venture to ensure conformity of such accounting policies to those of HGI and, as a result of that review, HGI may identify differences between the accounting policies of these companies, that when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements. At this time, HGI is not aware of any difference that would have a material impact on the unaudited pro forma condensed combined financial statements.

Accounting policies related to our oil and gas assets have been included in our historical results. The oil and gas accounting policies were adopted February 14, 2013 upon completion of the Joint Venture with EXCO.

(4)    HHI GROUP ACQUISITION

Spectrum Brands acquired the HHI Group from Stanley Black & Decker, which includes (i) the equity interests of certain subsidiaries of Stanley Black & Decker engaged in the business and (ii) certain assets of Stanley Black & Decker used or held for use in connection with the business. A portion of the HHI Group Acquisition closed on December 17, 2012 (the First Closing) and a second portion closed on April 8, 2013, consisting of the purchase of certain assets of TLM Taiwan, which is involved in the production of residential locksets (the Second Closing), for a negotiated purchase price of $100.0. The adjustments reflected below represent the amounts related to the Second Closing only as it was not included in HGI’s historical balance sheet as of March 31, 2013.

(a) The adjustment to cash reflected on the unaudited pro forma condensed combined balance sheet relating to the Second Closing is calculated as follows:

Second Closing
Cash Consideration Transferred	$(100.0)
Cash Acquired	24.5

Pro forma Adjustment	$(75.5)

(b) The preliminary purchase price allocation for HHI Group Acquisition is displayed below, giving effect to the Second Closing:

Second Closing
Cash	$24.5
Receivables and Inventories	5.0
Properties	40.9
Intangible assets	13.2
Deferred tax assets and Other assets	34.2

Total assets acquired	117.8
Accounts payable and other current liabilities	(2.6)
All other liabilities	61.0

Total liabilities assumed	58.4

Total identifiable net assets	59.4
Noncontrolling interests	(0.7)
Goodwill	41.3

Total net assets acquired	$100.0

The total purchase price for the Second Closing was allocated to the preliminary net tangible and intangible assets of TLM Taiwan based upon their preliminary fair values. The excess of the purchase price over the preliminary net tangible assets and intangible assets will be recorded as goodwill, the majority of which is not expected to be deductible for income tax purposes. The preliminary allocation of the purchase price was based upon a valuation for which the estimates and assumptions are subject to change, which could be significant, within the measurement period (up to one year from the acquisition date). HGI expects to continue to obtain information to assist it in determining the fair values of the net assets acquired at the acquisition date during the measurement period.

(5)    HISTORICAL AND PRO FORMA ADJUSTMENTS—HHI GROUP ACQUISITION

(a)	HHI Historical Adjustments reflect the exclusion of certain operations included within the HHI Group’s historical financial statements that are not included in the HHI Group Acquisition and are detailed as follows:

Year Ended September 29, 2012
Net consumer product sales	$22.6
Consumer products cost of goods sold	(14.8)
Selling, acquisition, operating and general expenses	(5.3)
Interest expense	34.7
Income tax expense	27.2

(b)	HGI estimates cost of sales will increase during the first inventory turn subsequent to the acquisition date due to the sale of inventory that was adjusted to fair value in purchase accounting. This cost has been excluded from the pro forma adjustments for the year ended September 30, 2012 as this amount is considered non-recurring. For the six months ended March 31, 2013, an increase of $31.0 to cost of sales that resulted from the sale of inventory adjusted to fair value in purchase accounting was eliminated from the historical results in the unaudited pro forma condensed combined statement of operations, as this amount is considered non-recurring.

(c)	Adjustment reflects increased depreciation expense of $4.6 and $0.3 for the year ended September 30, 2012 and the period from October 1, 2012 to December 16, 2012, respectively, associated with the adjustment to record the HHI Group’s property, plant and equipment at fair value.

(d)	Adjustment reflects increased amortization expense of $12.9 and $2.5 for the year ended September 30, 2012 and the period from October 1, 2012 to December 16, 2012, respectively, associated with the adjustment to record the HHI Group’s intangible assets at fair value.

(e)	HGI estimates that expenses related to this transaction will be approximately $90.0. These costs include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete this transaction. In accordance with ASC 805, the transaction related costs are expensed as incurred. HGI has incurred $3.1 and $24.8 for the year ended September 30, 2012 and the six months ended March 31, 2013, respectively, of transaction costs, primarily professional fees, in its historical financial results for the periods presented. These costs have been excluded from the unaudited pro forma condensed combined statements of operations, as these amounts are non-recurring.

(f)	The related financing from the HHI Group Acquisition will result in substantial changes to HGI’s debt structure. The interest expense adjustments are estimated to result in a net increase to interest expense of approximately $85.7 for the year ended September 30, 2012 and a net decrease of approximately $17.8 for the six months ended March 31, 2013. The adjustments consists of the following:

	Assumed Interest Rate	Year Ended September 30, 2012	Six Months Ended March 31, 2013
Term Loan—USD($700.0)	4.56%	$32.4	$16.1
Term Loan—CAD($100.0)	5.00%	5.1	2.5
6.375% Notes	6.38%	33.6	16.7
6.625% Notes	6.63%	38.3	19.0
Amortization of debt issuance costs		7.7	2.7

Total pro forma interest expense		117.1	57.0
Elimination of interest expense on retired debt		(31.4)	(3.8)
Elimination of interest expense on new acquisition-related debt included within the historical results		—	(42.0)
HHI Group Acquisition financing costs(1)		—	(29.0)

Pro forma adjustment		$85.7	$(17.8)

(1)	The costs associated with the financing of the HHI Group Acquisition have been eliminated from the unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2013, as these amounts are non-recurring.

An assumed increase or decrease of  1/8% in the interest rate of the New Term Loan Facility would impact total pro forma interest expense presented above by $1.0 and $0.5 for the fiscal year ended September 30, 2012 and the six months ended March 31, 2013, respectively.

(g)	As a result of Spectrum Brands’ and the HHI Group’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided, no income tax has been provided related to the acquisition related adjustments that impacted pretax income for the fiscal year ended September 30, 2012 and six months ended March 31, 2013.

(h)	Adjustment reflects non-controlling interest in Spectrum Brands’ pro forma decrease in income from continuing operations resulting from the assumed HHI Group Acquisition and related debt transactions using a non-controlling interest factor of 42.6%.

(i)	The pro forma adjustments below relate to the results of the HHI Group’s operations from October 1, 2012 to December 16, 2012 related to the First Closing and the results of the operations of the Second Closing from October 1, 2012 to March 13, 2013, both of which are not included within the historical results.

	First Closing	Second Closing	Total
	Period from October 1, 2012 to December 16, 2012	Period from October 1, 2012 to March 31, 2013	Adjustments Related to the First Closing and Second Closing
Net sales	$187.6	$34.4	$222.0
Cost of goods sold	123.3	30.7	154.0
Selling, general and administrative expenses	39.9	4.6	44.5
Other (expense) income	—	0.4	0.4
Tax expense(1)	8.9	(0.2)	8.7

(1)	The tax adjustment for the period from October 1, 2012 to December 16, 2012 was computed using a combined federal and state effective tax rate of 36.5% based on the domestic effective tax rate reflected in HHI Group’s audited financial statements for the period ended September 29, 2012.

(6)    PRO FORMA ADJUSTMENTS—JOINT VENTURE

(a)	HGI has incurred $0.8 and $9.1 of transaction costs for the fiscal year ended September 30, 2012 and the six months ended March 31, 2013, respectively. These costs have been excluded from the unaudited pro forma condensed combined statements of operations as these costs are considered non-recurring.

(b)	Pro forma adjustment to provide depreciation, depletion and amortization for the twelve months ended September 30, 2012 and the period from October 1, 2012 to February 13, 2013, respectively, based on pro forma fair values attributable to the amortizable full cost pool and historical oil and natural gas production for such period as if the Joint Venture had occurred on October 1, 2011.

(c)	Pro forma adjustment to reflect accretion of the discount for the twelve months ended September 30, 2012 and the period from October 1, 2012 to February 13, 2013, respectively, with respect to the asset retirement obligations attributable to the Joint Venture.

(d)	Pro forma adjustment of $8.6 and $3.2 to reflect general and administrative costs for the twelve months ended September 30, 2012 and the period from October 1, 2012 to February 13, 2013, respectively, for estimated contractual reimbursements to EXCO pursuant to an Administrative Services Agreement, or ASA, and other direct general and administrative expenses to the Joint Venture stipulated in the ASA.

(e)

Pro forma adjustment to reflect interest expense for the twelve months ended September 30, 2012 and the period from October 1, 2012 to February 13, 2013, respectively, as if the revolving credit facility and the initial borrowing under the facility had taken place on October 1, 2011 and was outstanding for the full twelve months, based on an interest rate of 2.7%. This amount includes amortization of deferred financing costs incurred in connection with the revolving credit facility of $0.9 and $0.4, respectively. An increase or decrease of  1/8% in the assumed interest rate of the credit facility would impact pro forma interest expense by $0.3 and $0.2 for the fiscal year ended September 30, 2012 and the six months ended March 31, 2013, respectively.

(f)	The Joint Venture is not directly subject to federal income taxes. Instead, its taxable income or loss is allocated to its individual partners, whether or not cash distributions are paid.

(g)	Pro forma adjustment to reflect the historical revenues and direct operating expenses for the Joint Venture for the period from October 1, 2012 to February 13, 2013.

(7)    EXCLUDED COSTS—JOINT VENTURE

Prior to the formation of the Joint Venture, the Joint Venture’s properties were part of a much larger organization where indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the Joint Venture’s properties and have therefore been excluded from the historical statements of revenues and direct operating expenses. In addition, such indirect expenses are not indicative of costs which would have been incurred by the Joint Venture’s properties on a stand-alone basis. Also, depreciation, depletion and amortization and accretion of discounts attributable to asset retirement obligations have been excluded from the historical statements of revenues and direct operating expenses as such amounts would not necessarily be indicative of those expenses which would have been incurred based on the amounts to be allocated to the oil and gas properties in connection with the formation of the Joint Venture and contributions of assets and cash by the Joint Venture’s equity holders.

(8)    PRO FORMA ADJUSTMENTS— 7.875% NOTES AND NEW NOTES

(a)	In December 2012, HGI issued the 7.875% Notes and used part of the proceeds of the offering to accept for purchase $500.0 aggregate principal amount of its 10.625% Notes pursuant to a tender offer and subsequent redemption for the 10.625% Notes. Under the terms of the 10.625% Notes, HGI redeemed these Notes at 100% of the principal amount plus a breakage fee, plus accrued and unpaid interest. In connection with the 7.875% Notes in December 2012, HGI recorded $58.9 of charges to “Interest Expense” in the Condensed Consolidated Statements of Operations for the six months ended March 31, 2013, consisting of $45.9 of cash charges for fees and expenses related to the issuance of the 7.875% Notes and $13.0 of non-cash charges for the write down of debt issuance costs and net unamortized discount. These costs have been eliminated from the pro forma adjustments as these amounts are non-recurring.

(b)	HGI plans to issue $150.0 aggregate principal amount 7.875% of Senior Secured Notes due 2019 (“New Notes”). The issue price of the New Notes Notes is expected to be at par.

(c)	The $147.1 net adjustment to cash related to the New Notes is reflective of the following adjustments:

Issuance of Additional Notes	150.0
Deferred financing costs	(2.9)

Pro forma adjustment	$147.1

(d)	The total deferred financing fees associated with the New Notes are estimated to be $2.9.

(e)	The adjustment reflects the pro forma impact on debt for the New Notes of $150.0.

(f)	The expected increase in the interest expense related to the issuance of the 7.875% Notes and the New Notes for the fiscal year ended September 30, 2012 and the six months ended March 31, 2013 were calculated as follows:

	Year Ended	Six Months Ended
	September 30, 2012	March 31, 2013
Estimated Expense on 7.875% Notes	$55.1	$27.6
Amortization of original issue discount on 7.875% Notes	0.5	0.3
Amortization of debt issuance costs on 7.875% Notes	2.3	1.2
Estimated Expense on New Notes	11.8	5.9
Amortization of debt issuance costs on New Notes	0.4	0.2

Total pro forma interest expense	70.1	35.2
Less: Elimination of historical interest expense	56.6	28.8

Pro forma adjustment to interest expense	$13.5	$6.4

(g)	The increase in pro forma interest expense for the 7.875% Notes and New Notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which valuation allowances have been provided.

(9)    INSURANCE NOTES

On March 22, 2013, HGI announced that its wholly-owned subsidiary, F&G, priced an offering of $300.0 aggregate principal amount of 6.375% Senior Notes due 2021. The notes were priced at par with a coupon of 6.375%, and will mature on April 1, 2021. F&G used the net proceeds from this offering to (i) pay a dividend of $73.0 million, (ii) purchase a $195.0 million surplus note from Fidelity & Guaranty Life Insurance Company (“FGLIC”) and (iii) retained the remainder for general corporate purposes.

(a)	The deferred financing fees associated with the Insurance Notes were $10.2. The pro forma adjustments related to the amortization of the deferred financing fees for the year ended September 30, 2012 and the six months ended March 31, 2013 were $3.1 and $1.6, respectively.

(b)	The expected increase in the interest expense related to the issuance of the Insurance Notes for the year ended September 30, 2012 and the six months ended March 31, 2013 was calculated as follows:

	Year Ended September 30, 2012	Six Months Ended March 31, 2013
Estimated Expense on Insurance Notes	$19.1	$9.6
Amortization of debt issuance costs on Insurance Notes	3.1	1.6
Less: Elimination of historical interest expense	—	—

Pro forma interest expense	$22.2	$11.2

(c)	The increase in pro forma interest expense for the Insurance Notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which valuation allowances have been provided.